EXHIBIT 21
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                                  SUBSIDIARIES
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NAME                                       JURISDICTION OF INCORPORATION
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Home City Federal Savings Bank             United States
of Springfield

Homciti Service Corp.                      Ohio

Home City Insurance Agency, Inc.           Ohio